PROSPECTUS Filed Pursuant to Rule 424(b)(4)

Registration No. 333-296210

GENERATION INCOME PROPERTIES, INC.

1,775,000 Shares of Common Stock

22,050,000 Pre-Funded Warrants to Purchase 22,050,000 Shares of Common Stock

23,825,000 Common Warrants to Purchase 23,825,000 Shares of Common Stock

45,875,000 Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

This is a reasonable best efforts public offering of 1,775,000 shares of our common stock and accompanying common warrants to purchase up to 23,825,000 shares of our common stock (the “Common Warrants”) at a public offering price of $0.21 per share. The Common Warrants have an exercise price equal to $0.21 per share, are exercisable upon issuance and will expire on the five-year anniversary date of the original issuance.

We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the investor, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. The public offering price per Pre-Funded Warrant, is equal to the public offering price per share and accompanying Common Warrant less $0.0001. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Because a Common Warrant is being sold together in this offering with each share of common stock and, in the alternative, each Pre-Funded Warrant to purchase one share of common stock, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Pre-Funded Warrants sold. The shares of common stock or Pre-Funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We are also registering shares of common stock that are issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants.

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page 57 of this prospectus for more information regarding these arrangements.

Our common stock is listed on The Nasdaq Capital Market under the symbol “GIPR.” The closing price of our common stock on May 28, 2026, as reported by The Nasdaq Capital Market, was $0.28 per share. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”), commencing with our taxable year ended December 31, 2021. The offered shares of our common stock and shares underlying the accompanying Common Warrants and any Pre-Funded Warrants are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% ownership limit of our common stock or capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

We are a “smaller reporting company” as defined under federal securities law and we have elected to comply with certain reduced public company reporting requirements available to smaller reporting companies. See the section titled “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

	Per share of Common Stock and accompanying Common Warrant	Per Pre-Funded Warrant and accompanying Common Warrant	Total
Public offering price	$0.2100	$0.2099	$5,003,250
Placement agent fees (1)	$0.0147	$0.0147	$350,227
Proceeds to us, before expenses (2)	$0.1953	$0.1952	$4,653,023

(1)
We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including legal fees and expenses in the amount of up to $85,000. For a description of compensation to be received by the placement agent, see “Plan of Distribution” for more information.
(2)
We estimate the total expenses in this offering payable by us, excluding the placement agent fees, will be approximately $288,381. All costs associated with the registration will be borne by us.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about June 1, 2026.

Maxim Group LLC

Prospectus dated May 28, 2026

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About This Prospectus

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

We have not, and the placement agent and its affiliates have not, authorized anyone to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. We do not, and the placement agent and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States: neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States of America. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the U.S.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations, market position and market opportunity, is based on our management’s estimates and research, as well as industry and general publications and research, surveys and studies conducted by third parties. We believe that the information from these third-party publications, research, surveys and studies included in this prospectus is reliable. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. These data involve a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making an investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the information set forth under the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of the risks involved in investing in our securities.

Unless the context otherwise requires or indicates, references in this prospectus to “we,” “us,” “our,” “our company” and the “Company” refer to Generation Income Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Generation Income Properties, L.P., a Delaware limited partnership (our “Operating Partnership”), of which we are the sole general partner and through which we conduct our business.

Overview

We are an internally managed real estate investment trust focused on acquiring and managing income-producing retail, office and industrial properties net leased to high-quality tenants in major markets throughout the United States. As of March 31, 2026, our portfolio consisted of 24 properties comprising approximately 467,995 rentable square feet across 12 states, with approximately 70% of annualized base rent derived from retail properties and 30% from office properties. In April 2026, we completed the sale of our Dollar Tree-occupied net lease retail property in Morrow, Georgia and in May 2026, we completed the sale of our Starbucks-occupied net lease retail property in Tampa, Florida. As a result of such sales, we owned 22 properties as of the date of this prospectus. See “—Portfolio Update.” We believe our focus on owning properties leased to investment grade or creditworthy tenants provides attractive risk-adjusted returns through current yields, long-term appreciation and tenant renewals.

We believe that single-tenant commercial properties, as compared with shopping centers, malls, and other traditional multi-tenant properties, offer a distinct investment advantage since single-tenant properties generally require less management and operating capital and generally have less recurring tenant turnover.

Given the stability and predictability of the cash flows, many net leased properties are held in family trusts, providing us an opportunity to acquire these properties for tax deferred units while giving the owners potential liquidity through the conversion of the units for freely tradable shares of stock.

Since completing our initial public offering in 2021, we have expanded our portfolio approximately three-fold through a combination of acquisition strategies, including UPREIT transactions utilizing operating partnership units, stock-based consideration and joint venture equity, independent of serial dilution through common equity raises. We have completed seven (7) UPREIT transactions since inception. We believe this approach to growth has enabled us to expand our portfolio while utilizing a variety of transaction structures designed to preserve liquidity and align the interests of contributing property owners with those of our existing stockholders.

Notwithstanding our long-term strategy to grow our assets through additional property acquisitions, our strategy over the next twelve months will focus on improving our balance sheet and increasing our stockholders’ equity and liquidity by methodically and opportunistically marketing and selling a select group of up to 22 of our income-producing properties. The goal of this near-term strategy is to enable us to obtain proceeds that, together with proceeds from this offering, will enable us to substantially reduce our preferred stock obligations and certain commercial debt and better position us for growth capital and less-expensive debt financing in the future. We have already initiated this process and have begun marketing these 22 properties through a broker with significant experience in selling single-tenant commercial net lease properties, and these sales (if made) will be in addition to the 5 property sales that we made in 2025. We believe that if we are able to successfully execute on this near-term sale strategy, the Company and our balance sheet will be better positioned to attract growth capital and less-expensive debt financing that will provide a foundation for resuming the growth of our asset base. There can be no assurance that we will be able to sell any or all of these properties on acceptable terms, or at all, or that the proceeds of any such sales, together with any equity capital raised, will be sufficient to accomplish our deleveraging objectives.

Historically, we have made regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly basis. On July 3, 2024, the Company announced that its Board of Directors determined to suspend the Company's regular dividend to common stockholders and unitholders. Generally, our policy will be to pay distributions from cash flow from operations. However, our distributions may be paid from sources other than cash flows from operations, such as from the proceeds from a capital raise, borrowings or distributions in kind.

We are organized as a Maryland corporation and have operated in conformity with the requirements for qualification and taxation as a REIT under U.S. federal income tax laws since the beginning of our taxable year ended December 31, 2021. The Company formed a Maryland entity GIP TRS Inc. in 2022 to operate as a taxable REIT subsidiary but this subsidiary does not hold any assets or conduct any business operations as of the date of this prospectus.

We and our Operating Partnership were organized to operate using an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) structure. We use an UPREIT structure because a sale of property directly to another person or entity generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the Operating Partnership in exchange for common units in the Operating Partnership and defer taxation of gain until the seller later disposes of its common units in the Operating Partnership. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. Substantially all of the Company’s assets are held by, and operations are conducted through, the Operating Partnership or its direct or indirect subsidiaries. As of March 31, 2026, as the general partner of the Operating Partnership, we owned 99.6% of the outstanding common units in the Operating Partnership and outside investors owned 0.4%. The Company formed a Maryland entity GIP REIT OP Limited LLC as a wholly owned subsidiary in 2018 that owned 0.001% of the Operating Partnership as of March 31, 2026.

Our Investments

The following are characteristics of our properties as of March 31, 2026:

•
Creditworthy Tenants. Approximately 81.5% of our portfolio’s annualized base rent (“ABR”), or approximately $6,113,031, was derived from tenants that have (or whose parent company has) a credit rating from a nationally recognized statistical rating organization. Of that amount, approximately $4,424,492, or 59.0% of total ABR, was derived from tenants with investment grade credit ratings of “BBB-” or better. An additional approximately $411,570, or 5.5% of total ABR, was derived from tenants that, while not formally rated investment grade, exhibit credit profiles consistent with investment grade characteristics based on our internal assessment. Approximately $1,688,539, or 22.5% of total ABR, was derived from tenants with sub-investment grade credit ratings. The remaining approximately $979,400, or 13.1% of total ABR, was derived from tenants that do not carry a credit rating from a nationally recognized statistical rating organization and did not exhibit credit profiles consistent with investment grade characteristics based on our internal assessment. Our largest tenants by ABR are the General Services Administration, Dollar General, Kohl’s Corporation, PRA Holdings, and the City of San Antonio, which collectively contributed approximately 67% of our portfolio’s ABR. We believe that the creditworthiness and diversity of our tenant base enhances the stability and predictability of our rental revenue and reduces the risk of material revenue loss from any single tenant default.
•
Gross Asset Value Concentration. Approximately 86% of our portfolio’s gross asset value is attributable to tenants that have (or whose parent company has) a credit rating from a nationally recognized statistical rating organization, including tenants with investment grade credit ratings and tenants exhibiting credit profiles consistent with investment grade characteristics based on our internal assessment. We believe this concentration of creditworthy tenants across our portfolio enhances the quality and stability of our asset base.
•
Percentage Leased. Our portfolio is 100% leased and occupied with a weighted-average remaining lease term of 4.17 years.
•
Rent Collection. Since our inception, we have collected 100% of contractual base rent due under our leases. We believe this track record reflects the credit quality of our tenant base, the essential nature of our properties to tenant operations, and our proactive asset management approach.
•
Proactive Lease Management. Our asset management team leads early, strategic lease-renewal efforts, engaging tenants in advance of lease expiration to mitigate vacancy risk and enhance long-term asset value. Historically, we have achieved an approximate 102.4% rent recapture rate on lease renewals, and approximately 85.1% of our lease extensions have been completed before the tenant’s renewal notice date. We believe this proactive approach reduces near-term rollover risk and supports the stability of our cash flows.
•
Contractual Rent Growth. Approximately 92% of the leases in our current portfolio (based on ABR as of March 31, 2026) provide for increases in contractual base rent during future years of the current term or during the lease extension periods.
•
Average Effective Annual Rental per Square Foot. Average effective annual rental per square foot is $16.03.

Given the nature of our leases, our tenants either pay the realty taxes directly or reimburse us for such costs.

Business Objectives and Investment Strategy

We intend to continue to acquire and manage a diversified portfolio of high-quality net leased properties that generate predictable cash flows and capital appreciation over market cycles. Our properties are generally net leased to a single tenant. Under a net lease, the tenant typically bears the responsibility for most or all property related expenses such as real estate taxes, insurance, and maintenance costs. We believe this lease structure provides us with stable cash flows over the term of the lease and minimizes ongoing capital expenditures. We seek to identify properties in submarkets with high barriers to entry for development and where valuation is frequently influenced by local real estate market conditions and tenant needs.

Focus on Real Estate Fundamentals: We have observed that the market for properties with bond-type net leased structures, lease terms greater than ten years, and limited rent escalators upon renewal are exposed to many of the same operational and market risks as other net leased properties while providing lower returns due to competition. We believe that focusing on traditional real estate fundamentals allows us to target properties with shorter lease terms, modified net leases or vacancy and thereby may allow us to generate superior returns.

Target Markets with Attractive Characteristics: We concentrate our investment activity in select target markets with the following characteristics: high-quality infrastructure, diversified local economies with multiple economic drivers, strong demographics, pro-business local governments and high-quality local labor pools. We believe that these markets offer a higher probability of producing long-term rent growth and capital appreciation.

Target Strategic Net Leased Properties: We target properties that offer unique strategic advantages to a tenant or an industry and can therefore be acquired at attractive yields relative to the underlying risk. We look for properties that are difficult or costly to replicate due to a specific location, special zoning, unique physical attributes, below-market rents or a significant tenant investment in the facility, all of which contribute to a higher probability of tenant renewals. An example of a specialized property is our General Services Administration occupied building in Norfolk, Virginia due to the tenant’s buildout for IT and security. We target properties if we believe they are critical to the ongoing operations of the tenant and the profitability of its business. We believe that the profitability of the operations and the difficulty in replicating or moving operations reflect the importance of the property to the tenant’s business.

Target Investments that Maximize Growth Potential: We focus on net leased investment properties where, in our view, there is the potential to invest incremental capital to accommodate a tenant’s business, extend lease terms and increase the value of a property. We believe these opportunities can generate attractive returns due to the nature of our relationship with the tenant. Our near-term focus, however, is to improve our balance sheet, stockholders’ equity and liquidity by methodically and opportunistically marketing and selling a select group of up to 22 income-producing properties.

Capitalize on Net Lease Market Dislocation: We believe current net lease market conditions present a favorable environment for disciplined acquirers. According to CBRE Group, Inc., capitalization rates have expanded approximately 125 basis points since 2022, while the volume of assets listed for sale has increased and overall transaction volume remains low relative to recent years. We believe these conditions reduce competition for acquisitions and create opportunities to acquire tenant-critical assets at attractive yields. Our strategy of targeting properties with shorter remaining lease terms or approaching lease expirations, which we believe trade at a discount to longer-dated net lease assets, is well-suited to this environment. We seek to convert the perceived risk associated with near-term lease rollover into renewed, stable income streams through our proactive lease management approach.

Our Annual Report on Form 10-K/A for the year ended December 31, 2025 (“2025 Form 10-K”), provides additional information about our business, operations and financial condition.

Recent Developments

Nasdaq Listing

On August 20, 2025, the Listing Qualifications Staff of The Nasdaq Stock Market LLC notified us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires at least $2,500,000 in stockholders’ equity or satisfaction of one of the alternative standards. We requested a hearing before the Nasdaq Hearings Panel, which was held on March 24, 2026. By decision dated April 17, 2026, the Panel granted us an extension through August 4, 2026, to evidence compliance and stated that this extension represents the full extent of the Panel’s discretion. There can be no assurance that we will regain compliance by August 4, 2026.

Portfolio Debt Reduction

From May 2025 through May 2026, we have disposed of or refinanced properties resulting in the reduction of approximately $17.9 million of total mortgage debt, including the disposition of four properties secured by Valley National Bank (“VNB”) mortgage loans for approximately $15.1 million in gross proceeds and the retirement of approximately $6.8 million in property-level mortgage debt. Additionally, we refinanced two VNB-mortgaged properties and paid down approximately $3.7 million. In addition, in March 2026, approximately $1.1 million of VNB mortgage debt was removed from our consolidated balance sheet in connection with the transfer of 100% of the limited liability company interests in GIPDC 3707 14th St. LLC to Brown Family Enterprises, LLC, which assumed the related VNB mortgage obligation as an obligation of the transferred entity. During this period, we estimate that VNB's aggregate credit exposure to us was reduced from approximately $41.6 million to approximately $25.9 million. After giving effect to these transactions, we estimate that our remaining debt maturities in 2026 are approximately $4.8 million. We intend to address these remaining maturities through a combination of refinancing, asset sale proceeds, and other available capital resources; however, there can be no assurance that we will be able to refinance or repay such amounts on acceptable terms, in a timely manner, or at all. We believe these actions are consistent with our near-term objective of strengthening our balance sheet and improving our liquidity position.

Recent Financings and Debt Restructuring

Brown Family Enterprises Note Restructuring

On April 25, 2025, through our Operating Partnership, we entered into a secured promissory note with Brown Family Enterprises, LLC, in the original principal amount of $1,000,000. The note bore interest at 16% per annum for the first 90 days and 9% per annum thereafter. The maturity date was extended to December 15, 2025, pursuant to a first amendment dated October 27, 2025, and to January 30, 2026, pursuant to a second amendment dated December 15, 2025. As of January 31, 2026, the outstanding balance, including principal, capitalized interest and accrued but unpaid interest, was $1,151,437.

On February 10, 2026, Brown Family Enterprises sold and assigned the original note to Silverback Capital Corporation, an unrelated third party. On the same date, we entered into an amended and restated convertible note, or the First Amended Note, with Silverback Capital in the principal amount of $551,437. The First Amended Note bore interest at 9% per annum simple interest, matured on February 10, 2027, and was convertible into shares of our common stock, subject to customary beneficial ownership limitations, at a conversion price equal to 80% of the market price of our common stock at the time of conversion. Concurrently, we issued to Brown Family Enterprises a retained balance promissory note in the principal amount of $600,000, bearing interest at 0% per annum.

On March 3, 2026, the retained balance promissory note issued to Brown Family Enterprises was satisfied in full through the transfer of 100% of the limited liability company interests of GIPDC 3707 14th St. LLC, one of our indirect subsidiaries. In connection with that transfer, the related Valley National Bank mortgage loan on the property held by such subsidiary, in the original principal amount of $1,100,000 was assumed by Brown Family Enterprises and removed from our consolidated balance sheet. As a result of the transfer of such limited liability company interests in satisfaction of indebtedness, we recognized a loss of $185,069 during the three months ended March 31, 2026. We retained a contingent right to receive 50% of the net sale proceeds from any future sale of the retail property held by GIPDC 3707 14th St. LLC in excess of a $600,000 return of capital to Brown Family Enterprises and we continue to serve as the exclusive property manager of the property.

Silverback Capital Corporation Convertible Note

As described above, on February 10, 2026, we entered into the First Amended Note with Silverback Capital Corporation, as noteholder, in the principal amount of $551,437. On February 18, 2026, Silverback Capital converted $26,304 of the balance of the First Amended Note into an aggregate of 60,000 shares of our common stock.

On February 24, 2026, the First Amended Note was further amended and restated pursuant to a second amended and restated convertible note, or the Second Amended Note. The Second Amended Note extended the maturity date to February 24, 2027, provided that the conversion price could not be less than a floor of $0.10 per share and provided that the note may not be converted into a number of shares of our common stock exceeding 19.9% of our outstanding common stock on the date of the Second Amended Note, unless we obtain stockholder approval in accordance with applicable Nasdaq rules.

During the three months ended March 31, 2026, Silverback Capital converted an additional aggregate of $123,651 of the principal amount of the Second Amended Note into an additional 436,930 shares of our common stock. In aggregate, during the three months ended March 31, 2026, 496,930 shares were delivered to Silverback Capital, and as of March 31, 2026, the outstanding balance under the Second Amended Note was approximately $401,482 and 1,903,070 shares remain reserved for future delivery under the note.

Board of Director Loan

On February 12, 2026, GIPVA 2510 Walmer Ave., LLC, our indirect subsidiary, entered into a $125,000 promissory note with QCCR Investments, LLC bearing interest at 12% per annum and including a 3% origination fee. The note matures nine months from issuance or earlier upon the sale of the underlying real estate asset. The note is guaranteed by our Operating Partnership and secured by the guarantor’s equity interest in the borrowing entity. The lender is an affiliate of a member of our board of directors.

Refinancing - Zaxby's, Sanford, Florida and Dollar General, Cleveland, Tennessee

On May 1, 2026, LMB Auburn Hills I, LLC and LMB Lewiston, LLC, our indirect wholly owned subsidiaries, entered into a commercial term loan with Hancock Whitney Bank in the aggregate principal amount of $3,800,000 (the “Hancock Whitney Loan”). The Hancock Whitney Loan bears interest at a fixed rate of 5.70% per annum and matures on May 1, 2031. Principal and interest payments of $23,986 per month commence on June 1, 2026, based on a 25-year amortization schedule, with a balloon payment due at maturity. The Hancock Whitney Loan is secured by a mortgage on the Company's Zaxby's-occupied net lease retail property located at 3815 South Orlando Drive, Sanford, Florida and a deed of trust on the Company's Dollar General-occupied net lease retail property located at 5780 East Waterlevel Highway, Cleveland, Tennessee.

In connection with the closing of the Hancock Whitney Loan, the Company repaid in full the outstanding balances of the Valley National Bank mortgage loans secured by the Sanford, Florida and Cleveland, Tennessee properties, which totaled $3,696,738 in the aggregate. The net proceeds after payoff of the existing Valley National Bank loans and payment of closing costs were used for general corporate purposes.

Amendments to Redeemable Non-Controlling Interests of our Subsidiaries

Series A Redeemable Preferred Units of our Operating Partnership

On April 16, 2026, our Operating Partnership entered into the seventh amendment (the “Seventh Amendment”) to the amended and restated limited partnership agreement of the Operating Partnership (the “Partnership Agreement”), pursuant to which the Company, as the general partner of the Operating Partnership, amended and restated in its entirety Exhibit F to the Partnership Agreement which sets forth the designation of the Series A Redeemable Preferred Units (the “Series A Preferred Units”), which are held by JCWC Funding, LLC (the “JCWC”) in order to modify the redemption terms, introduce extension period mechanics, and update the protective provision applicable to the Series A Preferred Units.

Pursuant to the Seventh Amendment, beginning on June 27, 2026, each of JCWC and the Operating Partnership will have the right to cause the Operating Partnership to redeem the Series A Preferred Units for cash at an escalating redemption price equal to $5.00 plus $0.075 multiplied by the number of full years elapsed since the original issuance date of June 27, 2024, per Series A Preferred Unit, subject to the terms of the Seventh Amendment relating to distributions in connection with a redemption (the “Applicable Redemption Price”). To exercise its redemption right, JCWC must deliver notice to us no later than 180 days prior to the expiration of the then-current term or extension period. Our Operating Partnership may (with the prior written consent of JCWC) satisfy the redemption price through the issuance of a number of shares of our common stock equal to the number of Series A Preferred Units being redeemed multiplied by 1.03, plus any accrued but unpaid distributions. If our Operating Partnership fails to declare and pay distributions on the Series A Preferred Units for a period of three consecutive months, JCWC may exercise its redemption right within the 30-day period following such failure at the then-applicable Applicable Redemption Price, without regard to the 180-day notice requirement. Following expiration of the initial term on June 27, 2026, the designation will automatically extend for up to three successive one-year extension periods ending no later than June 27, 2029, unless JCWC has timely delivered a notice of redemption. In addition, the Seventh Amendment provides that, prior to June 27, 2029, our Operating Partnership may not issue any senior preferred units without the written consent or affirmative vote of holders of at least a majority of the outstanding Series A Preferred Units voting together as a single class.

Class A Preferred Units of our Iowa SPE

On April 13, 2026, our Operating Partnership entered into a second amended and restated limited liability company agreement (the “Second A&R Agreement”) of GIPIA 1220 S. Duff Avenue, LLC, a Delaware limited liability company (the “Iowa SPE”), by and among the Iowa SPE, our Operating Partnership, and JCWC Funding LLC, a Florida limited liability company (“JCWC”). Our Operating Partnership, through the Iowa SPE, acquired a 30,465 square-foot, single-tenant retail property located at 1220 South Duff Avenue, Ames, Iowa 50010 (the “Ames Property”), which is 100% leased to Best Buy Stores, L.P. pursuant to a triple net lease. The acquisition of the Ames Property was funded, in part, through the issuance to JCWC of preferred equity (“Class A Preferred Units”) of the Iowa SPE. The Iowa SPE was formed to acquire, own, operate, and manage the Ames Property and was capitalized through a combination of a $3,080,000 preferred equity investment by JCWC and a $2,495,000 loan from Valley National Bank.

The Second A&R Agreement modifies the economic terms of the preferred equity investment in the Iowa SPE held by JCWC. Prior to the Second A&R Agreement, JCWC’s distribution preference consisted of an 8.0% annual cumulative preferred return comprised of a 6.5% per annum current cash component and a 1.5% per annum accrued component. The Second A&R Agreement eliminates the accrued component and provides for a simplified preferred return of 6.5% per annum, payable monthly in cash (the “Preferred Return”).

The Second A&R Agreement also provides for up to three automatic one-year extension periods following the expiration of the initial two-year term on August 23, 2026. The parties have acknowledged in the Second A&R Agreement that the notice window to deliver a redemption notice prior to expiration of the initial term has lapsed, and accordingly the first extension period (August 23, 2026 through August 23, 2027) will commence automatically, with the second extension period (August 23, 2027 through August 23, 2028) and third extension period (August 23, 2028 through August 23, 2029) each commencing automatically unless a timely redemption notice is delivered. The Second A&R Agreement provides JCWC with the right to require the Iowa SPE to redeem its entire preferred interest by delivering written notice to the Operating Partnership no later than 180 days prior to the expiration of the then-current extension period. The redemption price will not be less than the amount necessary for JCWC’s aggregate distributions to achieve the applicable IRR hurdle on its initial capital contribution. The applicable IRR hurdle is 9.5% for the first extension period, 11.0% for the second extension period, and 12.5% for the third extension period, determined by reference to the extension period in which the applicable notice is delivered or, for a capital transaction, the period in which the closing occurs. Beginning on August 23, 2026, the Iowa SPE may, at its election, require JCWC to sell all or any portion of the Class A Preferred Units at the redemption price calculated using the then-applicable IRR hurdle, upon not fewer than 180 days’ nor more than 360 days’ prior written notice.

The Second A&R Agreement also includes governance and protective provisions customary for this type of preferred equity investment, including specified circumstances in which JCWC may have the right to replace the Operating Partnership as managing member of the Iowa SPE (including in connection with certain uncured defaults under the Iowa SPE's senior loan and certain failures to make required payments of the Preferred Return), as further described in the Second A&R Agreement.

Our Board of Directors

Director Resignations

On May 7, 2026, each of Benjamin Adams, Gena Cheng and Patrick Quilty submitted their respective resignations as members of our Board of Directors. The resignations of Mr. Adams, Ms. Cheng and Mr. Quilty were not due to any disagreements with respect to the Company’s operations, policies or practices.

Election of Directors

Also on May 7, 2026, prior to the above-described director resignations, our Board of Directors elected Jess Johnson, Timothy Murray, and Matthew Stein to serve as directors of the Company effective as of 12:01 a.m. Eastern Time on May 8, 2026, each to serve until his respective successor is duly appointed and qualified, or until his death, retirement, resignation, removal (whichever occurs first).

In conjunction with their election to our Board of Directors, the Board appointed Mr. Johnson to the Compensation Committee and Governance Committee of the Board; Mr. Murray to the Audit Committee and Compensation Committee of the Board; and Mr. Stein to the Audit Committee and Governance Committee of the Board.

Portfolio Update

Except as specifically set forth herein, this portfolio update should be read in conjunction with, and is qualified in its entirety by, the following documents, which are incorporated herein by reference:

•
The 2025 Form 10-K, which contains (a) a description of the Company’s business, investment strategy, and portfolio characteristics, (b) a description of the Company’s properties, including the property portfolio table, geographic diversification, tenants, lease terms, and encumbrances as of December 31, 2025, and (c) audited consolidated financial statements, including revenue data, future minimum rental payments, and depreciation policies;
•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which contains (a) unaudited consolidated financial statements for the three months ended March 31, 2026, and (b) updated portfolio statistics and occupancy data as of March 31, 2026; and
•
The Company’s Current Reports on Form 8-K filed with the SEC since the end of the fiscal year ended December 31, 2025, which disclose material events including property acquisitions and dispositions, and related financing transactions.

Recent Dispositions

On April 17, 2026, GIPGA 2383 Lake Harbin Road, LLC, our indirect wholly owned subsidiary, completed the sale of its Dollar Tree-occupied net lease retail property at 2383 Lake Harbin Road, Morrow, Georgia, for $1,458,000, subject to customary prorations and adjustments, resulting in net proceeds to the Company of $639,152 after payment of closing costs, commissions, and other settlement charges. In connection with the sale, we repaid $667,000 to Valley National Bank at closing, which represented the full payoff of the mortgage loan secured by the Morrow, Georgia property.

On May 22, 2026, GIPFL 10002 N Dale Mabry, LLC, our indirect wholly owned subsidiary, completed the sale of its Starbucks-occupied net lease retail property located at 10002 N. Dale Mabry Highway in Tampa, Florida for a purchase price of $2,964,000, subject to customary prorations and adjustments, resulting in net proceeds to us of $1,959,170.

Portfolio Statistics

As of March 31, 2026, the Company’s portfolio consisted of 24 properties comprising approximately 467,995 rentable square feet, 100% leased and occupied, with a weighted average remaining lease term of approximately 4.17 years. Approximately 81.2% of ABR was derived from rated tenants, and approximately 58.4% of ABR was derived from tenants with investment grade credit ratings of BBB- or better. Average effective annual rental per square foot was $16.03.

Property Portfolio

The table below presents an overview of the properties in our portfolio as of March 31, 2026. For a description of the principal businesses conducted from the Company’s properties, see “Item 1. Business” in the 2025 Form 10-K. The Company's properties are used for retail operations, professional and government office space, medical facilities, and educational facilities.

Property Type	Location	Rentable SF	Tenant(1)	S&P Rating(1)	IG (Y/N)	Remaining Term (Yrs)	Options (No. x Yrs)	Rent Escalations(3)	ABR(2)	ABR per SF
Office	Norfolk, VA	49,902	General Services Administration-Navy	AA+	Y	2.5	N/A	Yes	$640,742	$12.84
Office	Norfolk, VA	22,247	Armed Services YMCA	N/A	N/A	8.1	2x5	Yes	$411,570	$18.50
Office	Norfolk, VA	34,847	PRA Holdings Inc.	BB	N	1.4	1x5	Yes	$823,909	$23.64
Retail	Tampa, FL	3,500	Sherwin Williams Company	BBB	Y	2.3	5x5	Yes	$126,788	$36.23
Office	Manteo, NC	7,543	General Services Administration-FBI	AA+	Y	2.9	1x5	Yes	$100,682	$13.35
Retail	Rockford, IL	15,288	La-Z-Boy Inc.	Not Rated	N/A	1.6	4x5	Yes	$366,600	$23.98
Medical-Retail	Chicago, IL	10,947	Fresenius Medical Care Holdings	BBB-	Y	7.6	2x5	Yes	$242,912	$22.19
Retail(5)	Tampa, FL	2,642	Starbucks Corporation	BBB+	Y	0.9	2x5	Yes	$148,216	$56.10
Retail	Tucson, AZ	88,408	Kohl's Corporation	BB-	N	3.8	7x5	Yes	$864,630	$9.78
Retail	San Antonio, TX	50,000	City of San Antonio (PreK)	AAA	Y	3.3	1x8	Yes	$924,000	$18.48
Retail	Bakersfield, CA	18,827	Dollar General Market	BBB	Y	2.3	3x5	Yes	$361,075	$19.18
Retail	Big Spring, TX	9,026	Dollar General	BBB	Y	4.3	3x5	Yes	$86,041	$9.53
Retail	Castalia, OH	9,026	Dollar General	BBB	Y	9.2	3x5	Yes	$79,320	$8.79
Retail	East Wilton, ME	9,100	Dollar General	BBB	Y	4.3	3x5	Yes	$112,439	$12.36
Retail	Lakeside, OH	9,026	Dollar General	BBB	Y	9.2	3x5	Yes	$81,036	$8.98
Retail	Litchfield, ME	9,026	Dollar General	BBB	Y	4.5	3x5	Yes	$92,960	$10.30
Retail	Mount Gilead, OH	9,026	Dollar General	BBB	Y	4.3	3x5	Yes	$85,924	$9.52
Retail	Thompsontown, PA	9,100	Dollar General	BBB	Y	4.6	3x5	Yes	$85,998	$9.45
Retail(6)	Morrow, GA	10,906	Dollar Tree Stores Inc.	BBB	Y	4.3	2x5	Yes	$109,060	$10.00
Office	Vacaville, CA	11,014	General Services Administration	AA+	Y	0.4	N/A	No	$257,050	$23.34
Retail	Santa Maria, CA	14,490	Walgreens	Not Rated	N	6.0	N/A	No	$369,000	$25.47
Retail	Ames, IA	30,259	Best Buy Co. Inc.	BBB+	Y	4.0	2x5	Yes	$452,372	$14.95
Retail	Sanford, FL	4,108	Zaxby's	Not Rated	N/A	13.7	4x5	Yes	$243,800	$59.35
Retail	Cleveland, TN	10,640	Dollar General	BBB	Y	10.1	5x5	Yes	$119,727	$11.25
Retail	Kernersville, NC	19,097	Tractor Supply	BBB	Y	9.3	4x5	Yes	$318,150	$16.66
Total		467,995							$7,504,001	$16.03

(1)
Tenant, or tenant parent, rated entity as rated by Standard & Poor's.
(2)
Annualized cash base rental income as of March 31, 2026.
(3)
Includes rent escalations from renewal options where applicable.
(4)
Tenant has the right to terminate the lease as of March 31, 2032, March 31, 2037, March 31, 2042, March 31, 2047, March 31, 2052, and March 31, 2057.
(5)
This property was sold in May 2026.
(6)
This property was sold in April 2026.

Insurance

For a description of the Company’s insurance arrangements, see “Item 1. Business” in the 2025 Form 10-K. The Company believes all of its properties continue to be adequately covered by insurance as of the date hereof.

Occupancy Rate

The following table sets forth occupancy data for each property in our portfolio as of March 31, 2026.

			Percentage Occupancy as of the Year Ended December 31,					As of March 31, 2026
Tenant:	Location:	Date Acquired:	2021	2022	2023	2024	2025
7-Eleven Corporation	Washington, DC	June 29, 2017	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
General Services Administration-Navy	Norfolk, VA	September 30, 2019	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Armed Services YMCA	Norfolk, VA	September 30, 2019	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
PRA Holdings Inc.	Norfolk, VA	September 30, 2019	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Sherwin Williams Company	Tampa, FL	November 30, 2020	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
General Services Administration-FBI	Manteo, NC	February 11, 2021	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
La-Z-Boy Inc.	Rockford, IL	August 2, 2021	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Fresenius Medical Care Holdings	Chicago, IL	January 7, 2022	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Starbucks Corporation(1)	Tampa, FL	January 14, 2022	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Kohl's Corporation	Tucson, AZ	March 9, 2022	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
City of San Antonio (PreK)	San Antonio, TX	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General Market	Bakersfield, CA	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Big Spring, TX	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Castalia, OH	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	East Wilton, ME	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Lakeside, OH	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Litchfield, ME	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Mount Gilead, OH	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Thompsontown, PA	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar Tree Stores Inc.(2)	Morrow, GA	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
General Services Administration	Vacaville, CA	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens	Santa Maria, CA	August 10, 2023	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Best Buy Co. Inc.	Ames, IA	August 29, 2024	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Zaxby's	Sanford, FL	February 6, 2025	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Dollar General	Cleveland, TN	February 6, 2025	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Tractor Supply	Kernersville, NC	February 6, 2025	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
This property was sold in May 2026.
(2)
This property was sold in April 2026.

Tenant Concentration

As of March 31, 2026, the following tenants each account for 10% or more of our total rentable square footage:

•
General Services Administration;
•
Kohl's Corporation;
•
City of San Antonio (PreK 4 SA);
•
Dollar General; and
•
PRA Holdings Inc.

The principal lease terms for the above-listed tenants are set forth below.

General Services Administration. The Company leases three properties to agencies of the U.S. Government through the General Services Administration, with a combined ABR of approximately $998,474. The leases expire between 2026 and 2029. The GSA leases generally provide for fixed rent escalations and one or more five-year renewal options, except for the Vacaville, CA property which has no renewal options.

Dollar General. The Company leases nine properties to Dollar General Corporation (or its subsidiary, Dollar General Market), with a combined ABR of approximately $1,044,466. The leases expire between 2027 and 2035, with three to five five-year renewal options. All Dollar General leases provide for contractual rent escalations.

Kohl's Corporation. The Company leases one property in Tucson, Arizona to Kohl's Corporation with ABR of $864,630. The lease expires in approximately 3.8 years, with seven five-year renewal options and contractual rent escalations.

City of San Antonio (PreK 4 SA). The Company leases one property in San Antonio, Texas to the City of San Antonio for use as a Pre-Kindergarten educational facility, with ABR of $924,000. The lease expires in approximately 3.3 years, with one eight-year renewal option and contractual rent escalations.

PRA Holdings Inc. The Company leases one property in Norfolk, Virginia to PRA Holdings Inc. (a subsidiary of PRA Group, Inc.), with ABR of $823,909. The lease expires in approximately 1.5 years, with one five-year renewal option and contractual rent escalations.

Lease Expiration Schedule

The following table sets forth the lease expiration schedule for our property portfolio as of March 31, 2026.

Year	# of Leases Expiring	Total SF Expiring	Annual Rental Expiring	% of Gross Annual Rental
2026	3	62,416	$1,347,392	18.0%
2027	4	80,097	$1,605,187	21.4%
2028	2	27,714	$655,037	8.7%
2029	3	149,355	$2,283,519	30.4%
2030	2	12,126	$279,162	3.7%
2031	1	9,026	$81,036	1.1%
2032	1	10,947	$242,912	3.2%
2033	1	22,247	$411,570	5.5%
2034	1	9,026	$79,320	1.1%
2035	1	9,100	$112,439	1.5%
Thereafter	6	75,941	$406,427	5.4%
Total	25	467,995	$7,504,001	100.0%

REIT Status

We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2021. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code (the “Code”) relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and that our manner of operation enabled us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2021, and continuing thereafter.

As a REIT, we generally are not subject to federal income tax on our REIT taxable income that we distribute currently to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. Even though we have elected to qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to federal income and excise taxes on our undistributed income.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies such as: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We were incorporated in Maryland on June 19, 2015. Our business and registered office is located at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602. Our telephone number is (813) 448-1234 and our website is www.gipreit.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our 2025 Form 10-K, as described in the section entitled “Information Incorporated by Reference” in this prospectus.

The Offering

Issuer	Generation Income Properties, Inc.

Shares of common stock being offered by us	1,775,000 shares of common stock at a public offering price of $0.21 per share.

Pre-Funded Warrants offered by us

We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable upon issuance for one share of our common stock and will expire when exercised in full. The purchase price of each Pre-Funded Warrant will equal the public offering price per share of common stock and accompanying Common Warrant less $0.0001, and the exercise price of each Pre-Funded Warrant will be $0. 0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities We are Offering” on page 31 of this prospectus.

Common Warrants offered by us

Each share of common stock or pre-funded warrant is being offered together with one Common Warrant to purchase one share of common stock. The Common Warrants will have an exercise price equal to $0.21 per share, will be exercisable upon issuance and will expire on the five-year anniversary of the original issuance. See “Description of Securities We Are Offering” for additional information.

Common Stock Outstanding prior to this Offering (1)	6,558,373 shares

Common Stock to be Outstanding After this Offering (1)	30,383,373 shares assuming the exercise in full of the Pre-Funded Warrants.

Use of Proceeds

We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses (inclusive of placement agent expense reimbursement), will be approximately $4,364,642, assuming no exercise of the Common Warrants. We intend to use the net proceeds from the offering for the redemption of a portion of the $13 million of preferred equity held in a subsidiary and for working capital and other general corporate purposes. See the section titled “Use of Proceeds” for more information.

Risk Factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Market Symbol and trading

Our common stock is listed on The Nasdaq Capital Market under the symbol “GIPR.” There is no established trading market for any of the warrants being issued and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants or Common Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

(1)
The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 6,558,373 shares of common stock outstanding as of May 15, 2026. The number of shares outstanding used throughout this prospectus, unless otherwise indicated, excludes:
•
167,260 shares of common stock issuable for restricted stock units (RSUs) (none of which are vested) issuable upon meeting distribution restrictions;
•
723,927 shares of common stock issuable upon exercise of outstanding vested common warrants at a weighted-average exercise price of $9.97 per share; and
•
1,803,908 shares of common stock reserved for issuance and available for future grant under our 2020 Omnibus Incentive Plan.

Unless otherwise indicated or the context requires otherwise, all information in this prospectus assumes (i) we issue no Pre-Funded Warrants and (ii) no exercise of the Common Warrants offered hereby.

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our 2025 Form 10-K, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Position and Need for Capital

We have significant near-term debt maturities and liquidity needs, and may not be able to refinance or repay these obligations on acceptable terms, or at all.

As of March 31, 2026, we had approximately $12.8 million of debt maturing in 2026, including loans from Brown Family Enterprises and mortgage loans secured by properties in Sanford, Florida and Cleveland, Tennessee, each maturing in May 2026. We are pursuing refinancing and other capital solutions to address these obligations; however, there can be no assurance that we will be able to refinance or repay such indebtedness on acceptable terms, in a timely manner, or at all.

Our ability to meet these obligations depends on, among other things, our ability to execute on our liquidity initiatives, including refinancing or extending existing indebtedness, optimizing portfolio performance and selectively disposing of assets. Over the next twelve months, we expect to prioritize strengthening our balance sheet and liquidity by opportunistically marketing and selling a select group of income-producing properties.

If we are unable to successfully implement these initiatives, we may face liquidity constraints and could be required to pursue alternatives such as asset sales on unfavorable terms, restructuring our indebtedness or curtailing operations, any of which could materially adversely affect our business, financial condition and results of operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have incurred recurring losses, have significant projected cash needs and currently have limited liquidity. As a result, substantial doubt exists about our ability to continue as a going concern for one year after the date our financial statements are issued, and our independent registered public accounting firm’s report includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

We also continue to have significant debt obligations. In August 2024, we modified the terms of two secured mortgage loans that were scheduled to mature in September 2024 and October 2024. As of March 31, 2026, the principal balances of these loans were approximately $6.9 million and $4.3 million, each bearing interest at 6.15% per year and maturing in August 2029. Our ability to continue as a going concern depends on the successful execution of management’s plan to improve our liquidity and profitability, and there can be no assurance that these efforts will be successful.

If we are unable to improve our liquidity and operating results, generate sufficient cash flow, repay or refinance our indebtedness when due, or otherwise continue as a going concern, we may be required to curtail operations, sell assets, restructure our indebtedness or pursue other alternatives on unfavorable terms. Any of these events could materially adversely affect our business, financial condition and the value of our securities.

Risks Related to This Offering and Ownership of Our Common Stock

Because management has broad discretion as to the use of the net proceeds from this offering, you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have considerable discretion over the use of proceeds from this offering. We intend to use the net proceeds from the offering for the redemption of a portion of the $13 million of preferred equity held in a subsidiary and for working capital and other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our securities, or that you otherwise do not agree with. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our securities to decline.

Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our securities sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Based on a public offering price of $0.21 per share of common stock and $0.2099 per Pre-Funded Warrant and accompanying Common Warrant, and our as adjusted net tangible book value per share as of March 31, 2026, if you purchase securities in this offering, you will experience an immediate dilution of $0.37 per share in the net tangible book value of the common stock you purchase representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share of common stock and per Pre-Funded Warrant and accompanying Common Warrant. The exercise of outstanding stock options and warrants will, however, result in dilution of your investment. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities exercisable, convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

There is no public market for the Pre-Funded Warrants or Common Warrants offered by us.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of Pre-Funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants or Common Warrants acquire shares of our common stock upon exercise of such warrants, holders of Pre-Funded Warrants and Common Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants and Common Warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Common Warrants are speculative in nature.

The Common Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Common Warrants, if any, will be uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed offering price. The Common Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, the Common Warrants may expire valueless.

The Common Warrants being offered may not have value.

The Common Warrants being offered by us in this offering have an exercise price equal to $0.21 per share, subject to certain adjustments, and expire on the five-year anniversary of the original issuance, upon which date such Common Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Common Warrants during the period when they are exercisable, the Common Warrants may not have any value.

This is a best efforts public offering, with no minimum amount of securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a sufficient number of securities to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell a sufficient number of securities to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We could be delisted from Nasdaq for failure to comply with the Minimum Stockholders' Equity Requirement, the Minimum Bid Requirement or other applicable continued listing requirements and standards of Nasdaq, which would seriously harm the liquidity of our stock and our ability to raise capital.

Our common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). In order to maintain that listing, we must maintain compliance with Nasdaq’s continued listing requirements and standards. There can be no assurances that we will be able to comply with the applicable listing requirements and standards of Nasdaq.

Minimum Stockholders’ Equity Requirement

In August 2025, we received notice from the Listing Qualifications staff of Nasdaq (the “Staff”) notifying us that we no longer maintained at least $2.5 million in stockholders’ equity, as required under Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”) and that we also did not meet any other alternative standard. On October 6, 2025, we submitted to the Staff a written plan to become compliant with the Equity Requirement and were given until February 5, 2026, to regain compliance. Because we were unable to regain compliance by such date, on February 5, 2026, the Staff provided written notification that the trading of our common stock and warrants would be suspended at the open of business on February 17, 2026, unless the Company appealed the Staff’s determination to the Nasdaq Hearings Panel. We thereafter timely appealed the Staff’s determination, and on March 24, 2026, a hearing was held before the Nasdaq Hearings Panel, during which time we requested an extension of time and submitted a plan to regain compliance with both the Equity Requirement and Minimum Bid Requirement (as described below) by August 2026, with such plan consisting of a combination of property sales, capital raises, and a reverse stock split. The net proceeds of this offering alone will not be sufficient to enable us to regain compliance with the Equity Requirement. On April 17, 2026, the Nasdaq Hearings Panel granted the Company an extension to August 4, 2026, to regain compliance with the Equity Requirement. There is no assurance that we will be able to regain compliance by such date, in which case, our common stock and warrants would be delisted.

Minimum Bid Requirement

On January 28, 2026, we received notice from Nasdaq that, because the closing bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). We were provided an initial compliance period of 180 calendar days, or until July 27, 2026, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to July 27, 2026.

We intend to continue to actively monitor the closing bid price of our common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. Specifically, we have confirmed to Nasdaq at the hearing held on March 24, 2026, that, if necessary, we will implement a reverse stock split of our outstanding common stock prior to July 27, 2026, to attempt to regain compliance. If needed, we may seek to implement an additional reverse stock split prior to July 27, 2026, to attempt to regain compliance with the Minimum Bid Requirement. However, stockholder approval would be required to effect a second reverse stock split, and there can be no assurance that we would be able to obtain such approval on a timely basis, or at all. There can be no assurance that we will regain compliance with the Minimum Bid Requirement during the 180-day compliance period or maintain compliance with the other Nasdaq listing requirements.

Potential Consequences of Delisting

There is no assurance that we will be able to meet Nasdaq’s listing requirements or comply with the requisite Nasdaq requirements to maintain our listing of common stock and warrants on Nasdaq. In the event that our common stock and warrants are delisted from Nasdaq, as a result of our failure to comply with the Equity Requirement or the Minimum Bid Requirement or as a result of our failure to continue to comply with any other requirement for continued listing on Nasdaq, and we are not able to list our securities on Nasdaq or any other national securities exchange, we could face significant material adverse consequences, including:

•
a decline of the market price of our common stock;
•
a limited availability of market quotations for our common stock;
•
reduced liquidity for our common stock;
•
a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•
a limited amount of news and analyst coverage for us;
•
a decreased ability to issue additional securities or obtain additional financing in the future; and
•
the incurring of additional costs under state blue sky laws in connection with any sales of our securities.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from Nasdaq, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the-counter quotation system.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock and warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have limited research coverage by securities and industry analysts. If we fail to maintain adequate coverage by securities or industry analysts, the trading price for our stock would be negatively impacted. If one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Future sales of our common stock, warrants, or securities convertible into our common stock may depress our stock price.

The price of our common stock could decline as a result of sales of a large number of shares of our common stock or warrants or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In addition, in the future, we may issue additional shares of common stock, warrants or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. We may also issue additional shares of common stock to satisfy the exercise of outstanding warrants. Any such issuances could result in substantial dilution to our existing stockholders and could cause the price of our common stock to decline.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the operation and expansion of our business. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

The sale of our common stock in this offering, including any shares issuable upon exercise of any Pre-Funded Warrants or Common Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time-to-time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such a discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, including any shares issuable upon exercise of any Pre-Funded Warrants or Common Warrants issued in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise. Such percentage may be increased or decreased by written notice by the holder of the Pre-Funded Warrants to any other percentage not in excess of 9.99%. Such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstances, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under the Financial Industry Regulatory Authority, Inc. (“FINRA”) “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers, broker-dealers must determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell our common stock.

Economic uncertainty, recessionary conditions, and domestic and international events and policies may adversely affect our business, results of operations, financial condition and the market price of our securities.

Domestic and international events continue to create economic uncertainty, including the conflicts involving Iran and Ukraine, international trade policies, including tariffs, uncertainty regarding the supply and price of oil, and inflationary pressures. In response to inflation, the Federal Reserve may continue to raise, or maintain elevated, interest rates in the United States. These and other factors could contribute to volatility in the capital markets and cause a significant downward correction in the stock market. We cannot predict the extent to which these factors will affect our business, operations or the market for our securities, but any such impact could be material and adverse. If the U.S. economy were to enter into a recession or depression, demand for real estate, tenant financial condition, occupancy levels, rental rates, property values and our ability to access capital on favorable terms, or at all, could be adversely affected, which in turn could materially adversely affect our business, financial condition, results of operations and the market price of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference into this prospectus that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus and documents incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus and documents incorporated by reference into this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for distribution, cash flows, liquidity and prospects include, but are not limited to, the factors referenced under the caption “Risk Factors” in this prospectus and in our 2025 Form 10-K, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4,364,642, assuming no exercise of the Common Warrants after deducting the placement agent fees and estimated offering expenses payable by us (inclusive of the placement agent expense reimbursement).

We intend to use the net proceeds from the offering for the redemption of a portion of the $13 million of preferred equity held in a subsidiary and for working capital and other general corporate purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

Dividend Policy

From inception through December 31, 2025, we have distributed $5,031,548 to common stockholders. The Company suspended common stock dividend payments as of July 2024. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026, as follows:

•
on an actual basis; and
•
on as adjusted basis to give effect to the issuance by us of 1,775,000 shares of our common stock and 22,050,000 Pre-Funded Warrants in this offering at a public offering price of $0.21 per share, of common stock and $0.2099 per Pre-Funded Warrant and accompanying Common Warrant after deducting the placement agent fees and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	As of March 31, 2026
	Historical	As Adjusted
Cash and cash equivalents (excluding restricted cash of $34,500)	$289,468	$4,654,110
Debt:
Mortgage loans, net of unamortized discount of $949,646	47,337,648	47,337,648
Other loans payable	6,721,429	6,721,429
Total Debt	54,059,077	54,059,077
Redeemable Non-Controlling Interest	26,966,173	26,966,173
Equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized, no shares issued or outstanding
Common stock $0.01 par value: 100,000,000 shares authorized, 7,882,731 shares issued; 5,979,661 shares outstanding at March 31, 2026; 9,657,731 shares issued and 7,754,661 outstanding, as adjusted(1)	59,400	77,150
Additional paid-in capital	30,075,515	34,229,078
Accumulated deficit	(35,749,584)	(35,749,584)
Total Generation Income Properties, Inc. Stockholders’ (Deficit) Equity	(5,614,669)	(1,443,356)
Non-Controlling Interest	392,861	392,861
Total Capitalization	$75,803,442	$79,974,755

(1)
The foregoing tables and calculations are based on 5,979,661 shares of common stock outstanding as of March 31, 2026, but excludes:
•
167,260 shares of common stock issuable for restricted stock units (RSUs) (none of which are vested) issuable upon meeting distribution restrictions;
•
723,927 shares of common stock issuable upon exercise of outstanding vested common warrants at a weighted-average exercise price of $9.97 per share;
•
1,803,908 shares of common stock reserved for issuance and available for future grant under our 2020 Omnibus Incentive Plan; and
•
the exercise of the Pre-Funded Warrants and Common Warrants issued in this offering.

In addition, to the extent that any outstanding options, RSUs, or warrants described above are exercised, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

Dilution

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price and the as adjusted net tangible book value per share of our common stock immediately after this offering, assuming no value is attributed to the Common Warrants.

Historical net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities by the total number of shares of common stock outstanding. Our historical net tangible book value (deficit) as of March 31, 2026 was approximately ($9.1) million, or ($1.53) per share, based on 5,979,661 shares of common stock outstanding as of that date.

After giving effect to the sale of 1,775,000 shares of our common stock and 22,050,000 Pre-Funded Warrants in this offering at a public offering price of $0.21 per share of common stock and $0.2099 per Pre-Funded Warrant and accompanying Common Warrant, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately ($4.8) million, or ($0.16) per share. This represents an immediate increase in net tangible book value of $1.37 per share to our existing stockholders and an immediate dilution of $0.37 per share to new investors purchasing shares of our securities in this offering.

The following table illustrates this dilution to new investors on a per share basis:

Assumed public offering price		$0.21
Historical net tangible book value (deficit) per share as of March 31, 2026	$(1.53)
Increase in net tangible book value per share attributable to new investors participating in this offering	1.37
As adjusted net tangible book value per share after this offering		(0.16)
Dilution in as adjusted net tangible book value per share to new investors participating in this offering		$0.37

This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing tables and calculations are based on 5,979,661 shares of common stock outstanding as of March 31, 2026, and exclude:

•
167,260 shares of common stock issuable for restricted stock units (RSUs) (none of which are vested) issuable upon meeting distribution restrictions;
•
723,927 shares of common stock issuable upon exercise of outstanding vested common warrants at a weighted-average exercise price of $9.97 per share;
•
1,803,908 shares of common stock reserved for issuance and available for future grant under our 2020 Omnibus Incentive Plan; and
•
the exercise of the Pre-Funded Warrants and Common Warrants issued in this offering.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our Board of Directors, without a vote of our stockholders. Any change to any of these policies by our Board of Directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our Board of Directors believes that it is advisable to do so in our and our stockholders’ best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

We invest principally in freestanding, single-tenant retail, office and industrial properties located primarily in major U.S. cities, with an emphasis on densely populated submarkets. We conduct substantially all of our investment activities through our Operating Partnership and its subsidiaries. As of March 31, 2026, we, our Operating Partnership and our controlled subsidiaries owned 24 properties. Other than routine property management and tenant‑related capital expenditures made in the ordinary course, and except as disclosed in the documents incorporated by reference into this prospectus, we do not currently have any material proposed program for the renovation, improvement or development of our properties.

Our primary investment objectives are to enhance stockholder value over time by generating strong returns on invested capital, consistently paying attractive distributions to our stockholders and achieving long-term appreciation in the value of our retail, office and industrial properties. We generally acquire real estate assets primarily for income, rather than primarily for resale or short-term capital gain. Our near-term focus, however, is to improve our balance sheet, stockholders’ equity and liquidity by methodically and opportunistically marketing and selling a select group of up to 22 income-producing properties.

When evaluating acquisitions, we consider, among other factors, property type and location, tenant credit and the importance of the property to the tenant, lease structure and remaining term, rent growth, local market fundamentals, expected cash flow, financing availability, opportunities to invest incremental capital to enhance value, REIT qualification requirements and Investment Company Act considerations. We also may consider whether a property has alternative uses, sustainable rent levels, favorable demographics or other characteristics that support long-term value. There are no limitations on the amount or percentage of our total assets that may be invested in any one property or on the number or amount of mortgages that may be placed on any single piece of property. Additionally, no limits have been set on the concentration of investments in any one location or facility type. We may invest in developed or undeveloped commercial real estate, entities that own those assets, or other real estate assets, subject to our organizational documents, REIT qualification requirements and our intention not to be required to register as an investment company under the Investment Company Act.

Investments in Mortgages, Structured Financings and Other Lending Policies

We have no current intention of investing in loans secured by properties or making loans to persons other than in connection with the acquisition of mortgage loans through which we expect to achieve equity ownership of the underlying property in the near-term.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration under the Investment Company Act would be required. We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

We currently expect dispositions to be a material component of our near-term strategy. Although our long-term strategy remains to own and manage a diversified portfolio of high-quality net leased properties that generate predictable cash flows and capital appreciation over market cycles, over the next twelve months we intend to focus on improving our balance sheet, stockholders’ equity and liquidity by methodically and opportunistically marketing and selling a select group of up to 22 income-producing properties. We have initiated this process and have begun marketing these properties through a broker with significant experience in selling single-tenant commercial net lease properties. We will consider dispositions, subject to REIT qualification and the prohibited transaction rules under the Code, when management determines that a sale is in our interests based on, among other factors, property performance relative to management’s objectives, market conditions and pricing, tax consequences, liquidity needs, debt maturities, preferred equity obligations, and other facts and circumstances surrounding the proposed sale. See “Risk Factors — Risks Related to Our Business and Properties” in our 2025 Form 10-K, which is incorporated by reference into this prospectus.

During 2025, we disposed of five properties for aggregate gross proceeds of approximately $24.3 million, and net proceeds were used to retire property-level mortgage obligations totaling over $16 million. On March 3, 2026, we transferred 100% of the limited liability company interests in the entity owning our Washington, D.C. 7-Eleven property to Brown Family Enterprises, LLC in satisfaction of a $600,000 retained balance note, retained a contingent right to receive 50% of net sale proceeds from any future sale of that property above a $600,000 return-of-capital threshold, and continued to serve as exclusive property manager. On April 17, 2026, we completed the sale of our Dollar Tree-occupied net lease retail property in Morrow, Georgia for a purchase price of $1,458,000, subject to customary prorations and adjustments, resulting in net proceeds to us of $639,152. On May 22, 2026, we completed the sale of our Starbucks-occupied net lease retail property located in Tampa, Florida for a purchase price of $2,964,000, subject to customary prorations and adjustments, resulting in net proceeds to us of $1,959,170.

Financing Policies

Our long-term goal is to maintain a lower-leverage capital structure and we intend to limit the sum of the outstanding principal amount of any consolidated indebtedness and the liquidation preference of any outstanding preferred shares once we have built a substantial portfolio of assets. To date, financing decisions have been made based on capital available to us and we expect to continue in such manner until we raise sufficient funds. Our Board of Directors will periodically review the sum of our outstanding principal amount of any consolidated indebtedness and the liquidation preference of any outstanding preferred shares and may modify or eliminate any of our restrictions without the approval of our stockholders.

In seeking to obtain credit facilities in the future we consider factors as we deem relevant, including interest rate pricing, recurring fees, flexibility of funding, security required, maturity, restrictions on prepayment and refinancing and restrictions impacting our daily operations. There can be no assurance that we will be able to obtain future credit facilities on favorable terms or at all. We have not adopted a fixed leverage limit, and there is no limitation on the amount we may borrow to purchase any individual property or other investment, except as may be imposed by our financing agreements, organizational documents, REIT qualification requirements and applicable law. If we mortgage a property and have insufficient cash flow to service the debt, a default may result in foreclosure. If we cannot repay or refinance loans incurred to purchase properties or interests in properties, we may lose those assets.

We consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

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the interest rate of the proposed financing;
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the extent to which the financing impacts the flexibility with which we asset manage our properties;
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prepayment penalties and restrictions on refinancing;
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the purchase price of properties we acquire with debt financing;
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our long-term objectives with respect to the financing;
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our target investment returns;
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the ability of particular properties, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;
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overall level of consolidated indebtedness;
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timing of debt maturities;
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provisions that require recourse and cross-collateralization;
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corporate credit ratios, including debt service or fixed charge coverage, debt to EBITDA, debt to total market capitalization and debt to undepreciated assets; and
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the overall ratio of fixed- and variable-rate debt.

During the past three years, we have used, and may continue to use, mortgage and other debt financing to acquire properties or interests in properties and for other corporate purposes. As of March 31, 2026, we had outstanding mortgage loans with a principal balance of approximately $48.3 million, total cash, including restricted cash, of approximately $324,000, and aggregate debt maturities of approximately $11.8 million due within the next nine months. Our liquidity plans include refinancing and extending preferred equity and loan obligations, optimizing portfolio assets and potentially divesting properties where performance has not met management’s objectives or market conditions provide favorable opportunities. We are pursuing refinancing arrangements and other capital solutions, but we may not be successful on acceptable terms or at all.

Equity Capital Policies

Subject to applicable law, our Board of Directors has the authority, without further stockholder approval, to issue additional common stock and preferred shares or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might dilute the ownership of our current investors. We may in the future issue common stock in connection with acquisitions. We also may issue common units in our Operating Partnership in exchange for acquiring property.

Our Board of Directors may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of our common stock or otherwise might be in their best interests. Additionally, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock.

During the past three years, we have issued securities, including preferred units of our Operating Partnership, in financing and acquisition transactions. On February 6, 2025, in connection with our acquisition of interests in three single-tenant net lease retail properties leased to Zaxby’s in Sanford, Florida, Dollar General in Cleveland, Tennessee, and Tractor Supply Co. in Kernersville, North Carolina, our Operating Partnership issued 698,465 Series B-2 Preferred Units at $6.00 per unit, valued at approximately $4.2 million in the aggregate, and assumed approximately $7.0 million of debt secured by those properties. The Series B-2 Preferred Units carry a cumulative annual distribution of $0.33 per unit, payable monthly in arrears, and become redeemable at the holder’s election beginning on the second anniversary of closing, subject to the terms of the amended and restated agreement of limited partnership of our Operating Partnership. See “Our Operating Partnership and the Partnership Agreement.”

We may, under certain circumstances, purchase our common or preferred shares in the open market or in private transactions with our stockholders, if those purchases are approved by our Board of Directors. Our Board of Directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT. We do not currently have a share repurchase plan.

In the future, we may institute a dividend reinvestment plan, which would allow our stockholders to acquire additional common stock by automatically reinvesting their cash dividends. Stockholders who do not participate in the plan will continue to receive cash distributions as declared.

Communications with Investors

We intend to provide stockholders with periodic updates on the performance of their investment with us including:

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an annual report to stockholders, including financial statements certified by independent public accountants in accordance with SEC rules;
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quarterly and current event reports as required by SEC rules; and
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an annual IRS Form 1099.

Description of Capital Stock

The following description of the material terms of our capital stock and the provisions of our amended and restated articles of incorporation, as amended (our “charter”) and bylaws are summaries and are qualified by reference to copies of our charter and bylaws, which are filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our Board of Directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series, in each case without stockholder approval. As of May 15, 2026, there were 6,558,373 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and 723,927 warrants to purchase shares of our common stock at an exercise price of $10.00 per share registered under Section 12 of the Exchange Act issued and outstanding.

Common Stock

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “GIPR.” Subject to the preferential rights, if any, of holders of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of our common stock are entitled to receive distributions on such shares of stock out of assets legally available therefor if, as and when authorized by our Board of Directors and declared by us, and the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such common stock will possess exclusive voting power. There is no cumulative voting in the election of our directors, which means that the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors.

Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our charter and the terms of any other class or series of common stock, all of our common stock will have equal dividend, liquidation and other rights.

Warrants

The following summary of certain terms and provisions of our warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the warrant agent, and the form of warrant, which are filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Our warrants entitle the registered holder to purchase one share of our common stock at a price equal to $10.00 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the date that is five years after original issuance. The warrants are listed on The Nasdaq Capital Market under the symbol “GIPRW.”

Exercisability. The warrants are exercisable at any time and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the warrant certificate completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.8%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.8% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $10.00 per share. The warrants may be exercised at any time up to the date that is five years after their original issuance. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distribution of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the warrants first become exercisable, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants. In addition, after 120 days from the date the warrants are issued, any warrant may be exercised on a cashless basis for 10% of the shares underlying the warrant if the volume-weighted average trading price of our shares of common stock on The Nasdaq Capital Market is below the then-effective exercise price of the warrant for 10 consecutive trading days. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise and at our option, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant, with certain limited exceptions (such as the right to receive non-cash dividends), does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Exclusive Forum. All questions concerning the construction, validity, enforcement and interpretation of the warrants shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The warrant provides that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrant (whether brought against a party hereto or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Although this exclusive forum provision applies to federal securities law claims, the warrant provides that nothing in the warrant limits or restricts the federal district court in which a holder of a warrant may bring a claim under the federal securities laws. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by such act or the rules and regulations thereunder. Also, a court may find the exclusive forum provisions in the warrants otherwise unenforceable with respect to one or more specified types of actions or legal proceedings, and in such case, we may incur additional costs associated with resolving such matters in other jurisdictions.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to certain exceptions, restrict the amount of our shares of stock that a person may beneficially or constructively own. Our charter provide that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of stock.

Our charter also prohibit any person from (i) beneficially owning shares of stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year but otherwise not applying until June 15 of the second year for which we will file tax returns to be taxed as a REIT), (ii) transferring our shares of stock to the extent that such transfer would result in our shares of stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent (10%) or more of the ownership interests in a tenant (other than a taxable REIT subsidiary “TRS”) of our real property within the meaning of Section 856(d)(2)(B) of the Code to the extent the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or (iv) beneficially or constructively owning or transferring our shares of stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board of Directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our Board of Directors such representations, covenants and undertakings as our Board of Directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our Board of Directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Our Board of Directors has waived the ownership limits for the John Robert Sierra Sr. Revocable Family Trust, who currently owns 125,000 shares of our common stock and currently exercisable warrants to purchase 100,000 shares of our common stock. There is no redemption agreement between us and the John Robert Sierra Sr. Revocable Family Trust.

Any attempted transfer of our shares of stock which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of stock being beneficially owned by fewer than 100 persons will be void from the time of such purported transfer and the proposed transferee will not acquire any rights in such shares.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Description of Securities We Are Offering

We are offering 1,775,000 shares of our common stock and accompanying Common Warrants to purchase up to 23,825,000 shares of our common stock at a public offering price of $0.21 per share. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of our common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. The shares of our common stock and/or Pre-Funded Warrants and related Common Warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of Common Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of such warrant.

Duration and Exercise Price

The Common Warrants will have an exercise price equal to $0.21 per share, will be exercisable upon issuance, and will expire on the five-year anniversary of the original issuance. The exercise price and number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, as well as in the event of a share combination event, discussed below. The Common Warrants will be issued separately from the common stock and Pre-Funded Warrants and may be transferred separately immediately thereafter. The Common Warrants shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of the Common Warrants, subject to a holder’s right to elect to receive a Common Warrant in certificated form pursuant to the terms of a Warrant Agency Agreement with Continental Stock Transfer & Trust Company, LLC, the current transfer agent of the Company.

Share Combination Event Exercise Price Adjustment

If at any time during the two year period following the issuance of the Common Warrants, we implement a share split, share dividend, reverse stock split or similar event, the exercise price of the Common Warrants will be reduced to the lowest VWAP during the five business days before and five business days after the event, subject to a floor exercise price of $0.0562 per share. For each such adjustment of the exercise price, the number of shares issuable upon exercise of a Common Warrant shall be increased such that the aggregate exercise price payable under the Common Warrant, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for all shares issuable pursuant to the Common Warrant on the date of the issuance of the Common Warrant.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available for such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the same consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash (or in some circumstances securities of the successor entity) in the amount of the Black-Scholes Value (as defined in the Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within days following the consummation of a fundamental transaction; subject to certain exceptions. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board of Directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction, and in certain circumstances, upon a fundamental transaction with certain companies, the holder will receive warrants in the new entity.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants. The Common Warrants will provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The Common Warrants may be modified or amended, or the provisions of such Common Warrants waived with our consent and the consent of the holder of such Common Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash (or in some circumstances securities of the successor entity) in the amount of the Black-Scholes Value (as defined in the Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within days following the consummation of a fundamental transaction; subject to certain exceptions. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board of Directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction, and in certain circumstances, upon a fundamental transaction with certain companies, the holder will receive warrants in the new entity.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that the holders of the Pre-Funded Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Agreement of Limited Partnership of Generation Income Properties, L.P., and the amendments thereto, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

We are the sole general partner of our Operating Partnership, which is organized as a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancing and selection of lessees, make distributions to partners, and to cause changes in the Operating Partnership’s business activities. Pursuant to the partnership agreement, the limited partners in the Operating Partnership may not remove us as general partner, with or without cause.

Capital Contribution

The partnership agreement provides that if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the Operating Partnership. If we contribute additional capital to the Operating Partnership, we will receive additional common units in the Operating Partnership and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the Operating Partnership, we will revalue the property of the Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The Operating Partnership may issue preferred units, in connection with acquisitions of property or otherwise, which could have priority over common units with respect to distributions from the Operating Partnership, including the common units we own.

Outstanding Preferred Units

The Operating Partnership has outstanding preferred units in addition to common units. These include Series A Redeemable Preferred Units, Series B-1 Redeemable Preferred Units, and Series B-2 Preferred Units. These preferred units have distribution, redemption and other rights that are senior to or otherwise different from the rights of common units and may reduce cash otherwise available for distribution to common unitholders and, indirectly, to our common stockholders.

The Series A Redeemable Preferred Units were issued to JCWC Funding, LLC and carry cumulative cash distributions of $0.325 per Series A Preferred Unit per year, payable monthly in arrears. Both the holder and the Operating Partnership have redemption rights with respect to the Series A Redeemable Preferred Units, and the Operating Partnership may, with the prior written consent of JCWC Funding, LLC, satisfy the redemption price through the issuance of shares of our common stock based on the formula set forth in the partnership agreement, plus any accrued but unpaid distributions.

The Series B-1 Redeemable Preferred Units carry quarterly cash distributions of $0.117 per unit, subject to prior payment of any preferred return on senior preferred units of the Operating Partnership, and beginning July 24, 2026, the holder may cause the Operating Partnership to redeem such units for either $7.15 per unit in cash or an equivalent number of shares of our common stock on a one-for-one basis, plus accrued and unpaid distributions. The Series B-2 Preferred Units were issued at $6.00 per unit, carry a cumulative annual distribution of $0.33 per unit payable monthly in arrears and, beginning on the second anniversary of closing, may be redeemed for the redemption amount specified in the partnership agreement.

Redemption Rights

Pursuant to the partnership agreement and related contribution, subscription, exchange and unit-purchase arrangements, certain existing and future limited partners and preferred unit holders have redemption rights with respect to their Operating Partnership units or related interests. These rights may permit redemption for cash or, in certain circumstances and subject to applicable limitations and consents, shares of our common stock.

With respect to common units, the cash redemption amount per unit is based on the market price of our common stock at the time of redemption. The number of shares of common stock issuable upon redemption of common units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund any cash redemptions out of available cash, proceeds from capital raising transactions or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•
result in any person owning, directly or indirectly, common stock in excess of the share ownership limit in our charter;
•
result in our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);
•
result in our being “closely held” within the meaning of Section 856(h) of the Code;
•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the Operating Partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;
•
cause us to fail to qualify as a REIT under the Code; or
•
cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

As of March 31, 2026, we own 99.6% of the common units in the Operating Partnership and outside investors own 0.4%. GIP REIT OP Limited LLC, our wholly owned Maryland subsidiary, owned 0.001% of the Operating Partnership.

In the future we may issue additional common units in our Operating Partnership in exchange for acquiring net lease properties or for other corporate purposes.

The partnership agreement requires that the Operating Partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Distributions

The partnership agreement provides that, after giving effect to any applicable preferred-unit rights, partner loans and subsidiary-level distribution priorities, the Operating Partnership will distribute cash from operations, including net sale or refinancing proceeds but excluding net proceeds from the sale of the Operating Partnership’s property in connection with the liquidation of the Operating Partnership, at such times and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective rights and percentage interests in the Operating Partnership.

Certain subsidiaries of the Operating Partnership are subject to preferred equity arrangements that may require cash generated by those subsidiaries to be paid first to preferred equity holders before cash is available to the Operating Partnership. These preferred equity arrangements may reduce or delay cash available for distribution by the Operating Partnership to us and to the limited partners.

From inception through March 31, 2026, we have distributed $5,031,548 to common stockholders. Prior to July 3, 2024, we made regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly basis. On July 3, 2024, the Company announced that its Board of Directors decided to suspend the Company's regular dividend to common stockholders and unitholders, commencing with the monthly dividends that would have been paid in July 2024, and we have not made any distributions following such announcement. The issuance of future distributions will be determined by our Board of Directors based on our financial condition and such other factors as our Board of Directors deems relevant. We have not established a minimum distribution, and our charter does not require that we issue distributions to our stockholders other than as necessary to meet REIT qualification standards.

Generally, our policy will be to pay distributions from cash flow from operations when possible. However, our distributions may be paid from sources other than cash flows from operations, such as from the proceeds from a capital raise, borrowings or distributions in kind. To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and other corporate purposes.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, and after payment of any preferred return and other preferential rights applicable to preferred units or preferred equity interests, any remaining assets of the Operating Partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the common units in our partnership.

Material U.S. Federal Income Tax Consequences

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and our election to be taxed as a REIT. Foley & Lardner LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•
insurance companies;
•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•
financial institutions or broker-dealers;
•
non-U.S. individuals, corporations, estates and trusts (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•
U.S. expatriates;
•
persons who mark-to-market our common stock;
•
subchapter S corporations;
•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•
regulated investment companies;
•
trusts and estates;
•
holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•
persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•
persons subject to the alternative minimum tax provisions of the Code;
•
persons holding our common stock through a partnership or similar pass-through entity or on behalf of other persons as nominees; and
•
persons holding a 10% or more (by vote or value) beneficial interest in our shares of stock.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general information purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2021. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

In connection with this offering, Foley & Lardner LLP has rendered an opinion that, commencing with our taxable year ending December 31, 2021, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, assuming our election to be treated as a REIT is not either revoked or intentionally terminated under the Code. Investors should be aware that Foley & Lardner LLP’s opinion is based upon various customary assumptions relating to our organization and operation, is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income and the conduct of our business operations. Foley & Lardner LLP’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Foley & Lardner LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock and the percentage of our earnings that we distribute. Foley & Lardner LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Foley & Lardner LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

The sections of the Code and Treasury Regulations relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth on the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

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We will pay federal income tax on any taxable income, including undistributed net capital gain that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
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We will pay income tax at the highest corporate rate on:
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net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
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other non-qualifying income from foreclosure property.
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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
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the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
•
a fraction intended to reflect our profitability.
•
If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•
We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.
•
In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•
In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and
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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

Similar rules apply with respect to any built-in gain that exists with respect to our assets on the effective date of our REIT election.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
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The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.
It is managed by one or more directors or trustees.
2.
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.
It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.
4.
It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.
5.
At least 100 persons are beneficial owners of its shares or ownership certificates.
6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of the taxable year.
7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.
It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, and 8 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. As we have made our REIT election for our taxable year ending December 31, 2021, requirements 5 and 6 have applied to us beginning with our 2022 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provide restrictions regarding the transfer and ownership of our shares of stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we will issue sufficient shares of stock with sufficient diversity of ownership as a result of this offering to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

For purposes of requirement 9, we have adopted December 31 as our year end for U.S. federal income tax purposes and thereby satisfy this requirement.

Subsidiary Entities

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. In the event that a disregarded subsidiary of ours ceases to be wholly-owned – for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours – the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “—Gross Income Tests” and “—Asset Tests.”

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income tax rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•
rents from real property;
•
interest on debt secured by mortgages on real property, or on interests in real property;
•
dividends on, and gain from the sale of, shares in other REITs;
•
gain from the sale of real estate assets (other than certain debt instruments of publicly offered REITs); and
•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares of stock other than shares issued pursuant to our distribution reinvestment plan or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•
The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.
•
Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Under an exception to such related-party tenant rule, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.
•
If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•
We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” that is adequately compensated and from which we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

•
charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;
•
rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;
•
derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or
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directly perform services considered to be noncustomary or rendered to the occupant of the property.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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the intent of the parties;
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the form of the agreement; and
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the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

We currently intend to structure any leases we enter into so that they will qualify as true leases for federal income tax purposes. Our belief is based, in part, on the following facts:

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we and the lessee intend for our relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;
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the lessee will have the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;
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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the property other than the cost of certain capital expenditures, and dictate, either directly or through third-party operators that are eligible independent contractors who work for the lessee during the terms of the leases, how the property will be operated and maintained;
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the lessee generally will bear the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;
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the lessee will benefit from any savings and bear the burdens of any increases in the costs of operating the property during the term of the lease;
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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
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the lessee generally will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of: (i) injury to persons or damage to property occurring at the property; (ii) the lessee’s use, management, maintenance or repair of the property; (iii) taxes and assessments in respect of the property that are obligations of the lessees; (iv) any breach of the leases by the lessees, and (v) the nonperformance of contractual obligations of the lessees with respect to the property;
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the lessee will be obligated to pay, at a minimum, material base rent for the period of use of the property under the lease;
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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, either directly or through the eligible independent contractors, operates the property;
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we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the applicable lessee to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of its lease; and
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upon termination of each lease, the applicable property will be expected to have a substantial remaining useful life and substantial remaining fair market value.

If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that we and our subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

We expect to enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Interest

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

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an amount that is based on a fixed percentage or percentages of receipts or sales; and
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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may, on a select basis, purchase mortgage loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, a portion of the interest income from such loan that is not allocable to real property will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.

We may also, on a select basis, purchase mezzanine loans, which are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we may acquire typically will not meet all of the requirements for reliance on this safe harbor. If we invest in mezzanine loans, we intend to invest in a manner that will enable us to continue to satisfy the gross income and asset tests.

Dividends Received

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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the REIT has held the property for not less than two years;
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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or (4) the REIT satisfies the test in preceding clause (3) by substituting 20% for 10% and either the 3-year average adjusted bases percentage for the taxable year or the 3-year average fair market value percentage for the taxable year does not exceed 10%
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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We generally will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

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our failure to meet those tests is due to reasonable cause and not to willful neglect; and
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following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;
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government securities;
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interests in real property, including leaseholds and options to acquire real property and leaseholds;
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interests in mortgages loans secured by real property;
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stock in other REITs; and
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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings (other than our distribution reinvestment plan) or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 20% (25% for tax years beginning after December 31, 2025) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of our gross assets may be represented by nonqualified publicly offered REIT debt instruments (i.e., those that are not secured by mortgages on real property or interests in real property).

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include “straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into shares, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

In addition, the following are not treated as securities for purposes of the 10% value test:

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Any loan to an individual or an estate;
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Any “section 467 rental agreement,” other than an agreement with a related party tenant;
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Any obligation to pay “rents from real property”;
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Certain securities issued by governmental entities;
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Any security issued by a REIT;
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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we may, on a select basis, invest in mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. If we invest in mezzanine loans, we intend to invest in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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we satisfied the asset tests at the end of the preceding calendar quarter; and
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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Annual Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and
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90% of our after-tax net income, if any, from foreclosure property, minus
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the sum of certain items of non-cash income that exceeds a percentage of our income.

We must distribute such dividends in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be “preferential.” A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in our organizational documents. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of the company’s shares if there is more than one, and to seek to avoid dividend equivalent redemptions. This limitation regarding preferential distributions will not apply if we qualify as a “publicly offered REIT.” A “publicly offered REIT” includes all public listed REITs and public non-listed REITs that are required to file annual and periodic reports with the SEC under the Exchange Act. We are so required, and therefore, we believe that we are a "publicly offered REIT."

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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85% of our REIT ordinary income for such year,
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95% of our REIT capital gain income for such year, and
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any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense properly allocable to a trade or business generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this Section 163(j) limitation may be carried forward to future tax years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a tax year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property, which generally imposes longer class lives (and thus smaller depreciation deductions per year). The Operating Partnership and GIP VB SPE, LLC have elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the Section 163(j) interest expense limitation described above. However, our depreciation deductions may be reduced as a result, thereby increasing our REIT taxable income (and, in turn, our distribution requirements) for a tax year.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate on such “qualified dividends.” Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we failed to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is not a tax-exempt organization and is:

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a citizen or resident of the United States;
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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
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an estate whose income is subject to federal income taxation regardless of its source; or
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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

Taxation of Distributions

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% maximum tax rate for “qualified dividend income.” The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 37%. The top effective rate applicable to ordinary dividends from REITs is 29.6% (through a 20% deduction for ordinary REIT dividends received that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations). The 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as any TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g. , to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate dividends. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares of stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such shares of stock. A U.S. stockholder will recognize a gain on a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares of stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a dividend in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually distribute such dividend during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gain.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax on Unearned Income

High-income individuals, estates and trusts, will be subject to an additional 3.8% Medicare contribution tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income (including REIT dividends) reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and gains from sales of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of the Medicare tax on their ownership and disposition of our common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). The IRS has issued a ruling that dividends from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of stock in proportion to their actuarial interests in the pension trust; and

either:

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one pension trust owns more than 25% of the value of our shares of stock; or
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a group of pension trusts individually holding more than 10% of the value of our shares of stock collectively owns more than 50% of the value of our shares of stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Taxation of REIT Distributions

A distribution to a non-U.S. stockholder that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, that we do not designate as a capital gain dividend or retained capital gain and that we pay out of our current or accumulated earnings and profits will be subject to a 30% withholding tax on the gross amount of the dividend unless an applicable tax treaty reduces or eliminates the tax. If a dividend is “effectively connected income,” or such dividend is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the dividend at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividend, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that dividend. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or
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the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares of stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus will be required to file U.S. federal income tax returns and will be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold 21% (or the then-applicable highest corporate rate) of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

However, if our common stock are regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Taxation of Dispositions of REIT Shares

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock or if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

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our common stock is treated as being regularly traded under applicable U.S. Treasury Regulations on an established securities market; and
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the non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

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the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
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the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

FATCA Withholding

The U.S. Foreign Account Tax Compliance Act (commonly referred to as “FATCA”) requires withholding at a rate of 30% on dividends in respect of our common stock received by certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, FATCA imposes a U.S. withholding tax at a 30% rate on gross proceeds from the sale of shares of our common stock received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. However, under recently released proposed Treasury Regulations, such gross proceeds are not subject to FATCA withholding. In the preamble to these proposed Treasury Regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of the FATCA rules on their investment in our common stock.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and
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is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partnership Audit Rules. Under the rules applicable to U.S. federal income tax audits of partnerships (such as the Operating Partnership), the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit. Such hypothetical increase in tax liability (or “imputed underpayment”) is determined based on the highest rate of tax applicable to either corporations or individuals, subject to certain potential adjustments that may reduce the amount. Under the default rule, this imputed underpayment generally must be paid in the year of the adjustment, resulting in a potential shift of the cost of the assessment to those persons that are partners in such partnership in the year of the assessment, and away from those who were partners in the year of the underpayment. The partnership audit rules create procedures to modify (or reduce) a proposed imputed underpayment if certain conditions are satisfied, but no assurances can be provided that such procedures can, or will, be used to reduce or eliminate imputed underpayments. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners. In addition, these Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. It is possible that partnership in which we directly and indirectly invest (including the Operating Partnership) may be subject to U.S. federal income tax, interest and penalties under these rules in the event of a U.S. federal income tax audit and as a result, we could be required to bear the economic costs of taxes attributable to our direct or indirect partners.

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Our Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased by our Operating Partnership for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. Our Operating Partnership has acquired properties by contribution in exchange for interests in our Operating Partnership, which resulted in book-tax differences. Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Our Operating Partnership generally intends to use the “traditional” method for allocating items with respect to which there is a book-tax difference caused by the contribution of properties to our Operating Partnership in exchange for interests.

Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Basis in Partnership Units. Our adjusted tax basis in our common units in our Operating Partnership generally is equal to:

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the amount of cash and the basis of any other property contributed by us to our Operating Partnership;
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increased by our allocable share of our Operating Partnership’s income and our allocable share of indebtedness of our Operating Partnership; and
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reduced, but not below zero, by our allocable share of our Operating Partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our Operating Partnership.

If the allocation of our distributive share of our Operating Partnership’s loss would reduce the adjusted tax basis of our common units below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our Operating Partnership’s distributions, or any decrease in our share of the indebtedness of our Operating Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such partnership’s trade or business.

State, Local and Foreign Taxes

We and you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above.

Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our common stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants or common warrants, including the consequences of any proposed changes in applicable laws.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Code). Thus, a plan fiduciary considering an investment in our common stock also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (the “DOL”). Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares on behalf of such a plan should consider whether the acquisition or the continued holding of the shares might violate any such similar restrictions.

The DOL has issued final regulations (the “DOL Regulations”), as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our common stock to be “widely held” upon completion of this offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. We believe that the restrictions imposed under our charter on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Plan of Distribution

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock, pre-funded warrants and common warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts public offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering. The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

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standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
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covenants regarding matters such as registration of shares issued and issuable upon exercise of the warrants, no integration with other offerings, no stockholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of shares, and no subsequent equity sales for 30 days following the closing.

Delivery of the securities offered hereby is expected to occur on or about June 1, 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per share of Common Stock and accompanying Common Warrant	Per Pre-Funded Warrant and accompanying Common Warrant	Total
Public offering price	$0.2100	$0.2099	$5,003,250
Placement agent fees (1)	$0.0147	$0.0147	$350,227
Proceeds to us, before expenses (2)	$0.1953	$0.1952	$4,653,023

(1)
We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including legal fees and expenses in the amount of up to $85,000, which amount is included within our estimated offering expenses.
(2)
Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We estimate the total expenses of this offering paid or payable by us, inclusive of the placement agent’s expenses payable by us, will be approximately $288,381. After deducting the fees and expenses due to the placement agent and our estimated expenses in connection with this offering, assuming we sell all of the shares and accompanying Common Warrants offered hereby, we expect the net proceeds from this offering will be approximately $4,364,642.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash compensation otherwise payable in this offering if, within twelve (12) months following the expiration or termination of our engagement with the placement agent, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted by the placement agent specifically related to the offering or introduced to the Company by the placement agent during the engagement period, provided that such investor is identified on a written list of prospective investors delivered to us by the placement agent within a specified period following the expiration or termination of the engagement period.

Lock-Up Agreements

Our directors, officers and holders of five percent (5.0%) or more of the outstanding shares of our common stock who are affiliated with our directors and officers have agreed with the placement agent to be subject to a lock-up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons and entities may not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, without the placement agent’s prior written consent. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 30 days following the closing of this offering, subject to certain exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Right of First Refusal

Subject to certain conditions and limitations, we have granted the placement agent a right of first refusal, for a period of seven (7) months from the closing of this offering, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked, or convertible debt offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity. The right of first refusal specifically excludes debt from commercial banks or lenders and certain other excluded transactions. We are required to offer to retain the placement agent in writing, and the placement agent must respond within ten (10) business days. If the placement agent declines such retention, we will have no further obligations to the placement agent with respect to that offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Transfer Agent

The transfer agent and registrar for our common stock and warrant agent for the Common Warrants is Continental Stock Transfer & Trust Company, LLC. We will act as the registrar and warrant agent for the Pre-Funded Warrants.

Nasdaq listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “GIPR.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

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to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

Legal Matters

Certain legal matters relating to this offering and the validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner, LLP. Dykema Gossett, PLLC is acting as counsel for Maxim Group LLC in connection with this offering.

Experts

The consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2025, have been so incorporated in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report, which includes an explanatory paragraph on the Company's ability to continue as a going concern, and upon the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

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Our Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 3, 2026 (“2025 Form 10-K”);
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Our Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 20, 2026;
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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;
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Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 30, 2026; February 6, 2026; February 19, 2026; February 23, 2026; February 25, 2026; March 24, 2026 (as amended on form 8-K/A on March 27, 2026); April 20, 2026; April 22, 2026; and April 23, 2026, May 13, 2026, May 22, 2026, May 22, 2026, and May 22, 2026;
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The description of our common stock contained in our Registration Statement on Form 8-A, filed on September 17, 2020 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities,” as supplemented by the description of our common stock contained in Exhibit 4.8 of our 2025 Form 10-K, including amendments or reports filed for the purpose of updating that description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to our Secretary at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 or by calling (813) 448-1234.

You also may access these filings on our website at www.gipreit.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.gipreit.com/. You may access our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Generation Income Properties, Inc.

Attn: Secretary

401 East Jackson Street, Suite 3300

Tampa, Florida 33602 Telephone 813-448-1234

GENERATION INCOME PROPERTIES, INC.

1,775,000 Shares of Common Stock

22,050,000 Pre-Funded Warrants to Purchase 22,050,000 Shares of Common Stock

23,825,000 Common Warrants to Purchase 23,825,000 Shares of Common Stock

45,875,000 Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

PROSPECTUS

Maxim Group LLC

May 28, 2026